UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2006
JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Commission file number: 1-12123

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	25-1199382 (I.R.S. Employer Identification No.)

1 JLG Drive, McConnellsburg, PA (Address of principal executive offices)	17233-9533 (Zip Code)
Registrant’s telephone number, including area code:
(7l7) 485-5161
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Long Term Incentive Plan
On September 20, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of JLG Industries, Inc. (the “Company”) awarded long-term incentive compensation to executive officers and certain other key employees in the form of performance shares pursuant to the JLG Industries, Inc. Long Term Incentive Plan (the “LTIP”) evidenced by the Company’s standard form performance share agreement. All awards are with respect to the Company’s common stock, $.20 par value (“Common Stock”). In the aggregate, the Committee awarded a maximum of 133,800 performance shares to the named executive officers. The individual awards to named executive officers are as follows:

Name Executive Officer	Performance Shares
William M. Lasky	58,400
James H. Woodward, Jr.	25,200
Craig E. Paylor	19,300
Thomas D. Singer	19,000
Peter L. Bonafede, Jr.	11,900

The performance shares represent the right to receive shares of Common Stock based upon Company performance over a three-year period beginning August 1, 2006 and ending July 31, 2009. The performance shares will vest in part depending on the cumulative EPS of the Company during the performance period and in part depending on the Company’s EPS growth relative to a peer group during the performance period. For this purpose, EPS means fully diluted EPS determined in accordance with U.S. generally accepted accounting principles. In addition, subject to each grantee’s continued employment with the Company, the performance shares will have prorated accelerated vesting in the event of death, disability or retirement and accelerated vesting upon a Change in Control of the Company as defined in the LTIP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC.
(Registrant)

Date: September 26, 2006	/s/	James H. Woodward, Jr.

James H. Woodward, Jr. Executive Vice President and Chief Financial Officer

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